Exhibit 10h

ALCOA INC.

AMENDED AND RESTATED DIVIDEND EQUIVALENT COMPENSATION PLAN

1.	PURPOSE.

The purpose of the Alcoa Dividend Equivalent Compensation Plan (the “Plan”) is to attract and retain outstanding individuals as officers and key employees of Alcoa (the “Company”) and its subsidiaries and to furnish additional incentives to such individuals through cash awards related to the performance of the Company and its common stock by permitting dividend equivalent payments on any stock option awards granted under the Alcoa Stock Incentive Plan having a reload feature: (a) the reload of which is able to be exercised by the participant but has not yet been exercised, or (b) during the “Minimum Holding Period,” as defined in the Alcoa Stock Incentive Plan, with respect to any reload on an option that has been exercised by the participant. To this end, the Board of Directors of the Company or the Committee hereinafter designated may determine that compensation shall be awarded and paid periodically to officers and other key employees of the Company and its subsidiaries, in amounts based upon cash dividends paid to holders of common stock of the Company, on the terms and subject to the conditions set forth in this Plan.

2.	PARTICIPANTS.

Participants in the Plan shall consist of such officers and other key employees of the Company and its subsidiaries as the Committee in its sole discretion may select from time to time to receive dividend equivalent payments. Participants who are no longer active employees of the Company or one of its subsidiaries may continue to have Plan accounts, but no new dividend equivalent units may be credited to the participant’s account once active employment ceases, except for adjustments required by Section 6 of this Plan.

3.	ADMINISTRATION OF THE PLAN.

(a) Committee. The Plan shall be administered by a committee (the “Committee”) consisting of at least two members designated by the Board of Directors of the Company from among those of its members who are not officers or employees of the Company or a parent or subsidiary of the Company and who otherwise satisfy the definition of a “Non-Employee Director” in Rule 16b-3(b)(3) promulgated under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”). In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting.

(b) Committee Authority. Subject to the provisions of the Plan, the Committee shall have authority (a) to determine which employees of the Company and its subsidiaries shall be eligible for participation in the Plan; (b) to select employees to receive compensation payments under the Plan; (c) to determine the number of share units on which dividend equivalent payments will be made and all other terms and conditions of any payment; and (d) to determine the amount of the dividend equivalent payment per share unit which may be a percentage, not exceeding 100%, of the amount of the cash dividend per share of common stock payable to holders of the Company’s common stock. The Committee also shall have authority to interpret the Plan and to establish, amend and rescind rules and regulations for the administration of the

Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons; provided, however, that the Committee shall not exercise such authority in a manner adversely and significantly affecting dividend equivalent payments previously made unless the action taken is required to comply with any applicable law or regulation.

4.	EFFECTIVE DATE AND TERM OF PLAN.

The Plan shall become effective on January 1, 1997. The Plan shall remain in effect until the last to be exercised or to expire of the reload feature of the stock options granted under the Alcoa Stock Incentive Plan on or before December 31, 2002; provided, however, that payments on stock option grants made in 2003 shall be paid only on the first 1/3 of the award that vests in 2004 and shall be paid only through December 31, 2004; and provided also that payments with respect to any stock option grants made on or before December 31, 2002 shall be made only until the reload feature has been exercised once on any such option after January 1, 2004, or until the reload feature with respect to any such stock option otherwise expires.

5.	DIVIDEND EQUIVALENT PAYMENTS.

(a) Dividend Equivalent Units and Dividend Equivalent Payments. The Board of Directors or the Committee shall have discretion to make dividend equivalent payments on hypothetical share units (“Dividend Equivalent Units” or “DE Units”) determined from time to time for participants in the Plan. The amount of such payments shall be determined by the Board of Directors or the Committee. The record and payment dates for dividend equivalent payments will be the same as the record and payment dates for dividends on shares of common stock of the Company, except that payment may be made in the employee’s regular pay check next being delivered after the dividend payment date to shareholders.

(b) Participant Accounts. The Company shall maintain a dividend equivalent unit account for each participant in the Plan. Dividend Equivalent Units shall be credited to or debited from such account as determined by the Committee. The number of DE Units in any individual participant’s account may not exceed the number of shares subject to stock options granted under the Company’s Long Term Stock Incentive Plan (or any successor plan) and held by such participant. DE Units shall not be awarded or credited on any discount options held by any participant nor shall any additional DE Units be awarded or credited to any participant who is not an active employee on the date the award or credit is made, except as required by operation of Section 6 of this Plan. The Committee shall prescribe in administrative rules or otherwise the method and timing of determining the number of DE Units to be credited to or debited from Plan participant accounts.

(c) Account Value and Activity. Dividend Equivalent Units shall have no value and shall not entitle the participant to receive any benefit or payment other than a cash dividend equivalent payment if, when, and in such amount as determined by the Board of Directors or the Committee in its discretion. No person other than a current or former active employee of the Company or one of its subsidiaries may have a Plan account or any interest therein.

(d) Additional Terms and Conditions. The agreement or instrument, if any, evidencing an individual’s participation in the Plan may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. The Committee may at any time impose such additional terms and conditions on dividend equivalent payments as it deems necessary or desirable for compliance with Section 16(a) or 16(b) of the Securities Exchange Act of 1934 and the rules and regulations thereunder or to preserve or qualify for deductibility of compensation payable hereunder under applicable U.S. federal tax law or regulations.

6.	ADJUSTMENTS FOR CHANGES IN CAPITALIZATION, ETC.

The number of DE Units in a participant’s Plan account shall be subject to adjustment by the Committee in its sole discretion in the event of changes in the outstanding common stock of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in corporate structure or capitalization occurring after the credit thereof, provided that if the Company shall change its common stock into a greater or lesser number of shares through a stock dividend, stock split-up or combination of shares, outstanding Dividend Equivalent Units shall be adjusted proportionately to prevent inequitable results.

7.	AMENDMENT AND TERMINATION OF PLAN.

The Plan may be amended in any respect or terminated by the Board of Directors of the Company. In the event of termination, no participant shall be entitled to receive any payment or benefit for any DE Units standing in his or her account prior to termination.

8.	MISCELLANEOUS.

(a) No Right to a Payment. Neither the adoption of the Plan nor any action of the Board of Directors or of the Committee shall be deemed to give any employee any right to be selected as a participant or to be paid a dividend equivalent payment.

(b) Rights as Shareholder. No person shall have any rights as a shareholder of the Company with respect to any Dividend Equivalent Units.

(c) Employment. Nothing contained in this Plan shall be deemed to confer upon any employee any right of continued employment with the Company or any of its subsidiaries or to limit or diminish in any way the right of the Company or any such subsidiary to terminate his or her employment at any time with or without cause.

(d) Taxes. The Company or a subsidiary shall be entitled to deduct from any payment under the Plan the amount of any tax required by law to be withheld with respect to such payment or may require any participant to pay such amount to the Company prior to and as a condition of making such payment.

(e) Nontransferability. No Dividend Equivalent Unit shall be transferable.

(f) Governing Law. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, excluding any choice of law provisions that may indicate the application of the laws of another jurisdiction. Any provision of this Plan that is determined to be illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be severed and stricken herefrom, and, in that event, the remaining provisions hereof shall continue in effect, subject in all cases to the right of the Board of Directors or the Committee to terminate or modify the Plan at any time.

4